EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2011 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Shire UK Limited	United Kingdom
KPL Finance Limited	Cayman Islands
GS Financial Services L.P. (Del)	Delaware
JLQ LLC	Cayman Islands
Jupiter Investment Co., Ltd.	Japan
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Triumph II Investments (Ireland) Limited	Ireland
GS Diversified Funding LLC	Delaware
Panda Investments Ltd	Mauritius
GS (Asia) L.P.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Horizon Fundo De Investimento Multimercado Credito Privado - Investimento No Exterior	Brazil
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Hedge Fund Strategies LLC	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Cayman) Trust, Limited	Cayman Islands
Goldman Sachs (Asia) Corporate Holdings L.P.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs (Asia) LLC	Delaware
Goldman Sachs (Asia) Securities Limited	Hong Kong
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
ELQ Investors, Ltd	United Kingdom
GS European Opportunities Fund B.V.	Netherlands
GS European Strategic Investment Group B.V.	Netherlands
Opal Resources LLC	Delaware
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
GSCP (DEL) Inc.	Delaware
Goldman Sachs Credit Partners L.P.	Bermuda
GSTM LLC	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands

Name	State or Jurisdiction of Organization of Entity
GS Funding Europe II Ltd.	Cayman Islands
GS Investment Strategies, LLC	Delaware
GSEM (Del) Inc.	Delaware
GSEM (Del) Holdings, L.P.	Delaware
GSEM Bermuda Holdings, L.P.	Bermuda
GSEM (Del) LLC	Delaware
GS Equity Markets, L.P.	Bermuda
GSIP Holdco A LLC	Delaware
Special Situations Investing Group, Inc.	Delaware
GS Mortgage Derivatives, Inc.	Delaware
GS Direct, L.L.C.	Delaware
Commonwealth Annuity and Life Insurance Company	Massachusetts
First Allmerica Financial Life Insurance Company	Massachusetts
Goldman Sachs Specialty Lending Holdings, Inc. II	Delaware
Goldman Sachs Specialty Lending CLO-I, Ltd.	Cayman Islands
GS Power Holdings LLC	Delaware
Natural Resources Investments S.L.	Spain
Comercializadora Internacional Colombian Natural Resources I S.A.S.	Colombia
Mitsi Holdings LLC	Delaware
Metro International Trade Services LLC	Delaware
MLQ Investors, L.P.	Delaware
AR Holdings (Delaware) L.L.C.	Delaware
AR Holdings GK	Japan
GK Kagurazaka Holdings	Japan
GK Arisugawa Finance	Japan
K.K. Minato Saiken Kaishu	Japan
GS PIA Holdings GK	Japan
Crane Holdings Ltd.	Japan
Goldman Sachs Realty Japan Ltd.	Japan
Goldman Sachs Ireland Group Holdings LLC	Delaware
Goldman Sachs Ireland LLC	Delaware
Goldman Sachs Ireland Group Limited	Ireland
Goldman Sachs Ireland Holdings Limited	Ireland
Goldman Sachs Bank (Europe) plc	Ireland
Rothesay Life, L.L.C.	Delaware
Rothesay Life (Cayman) Limited	Cayman Islands
Rothesay Life Limited	United Kingdom
ELQ Holdings (Del) LLC	Delaware
ELQ Holdings (UK) Ltd	United Kingdom
ELQ Investors II Ltd	United Kingdom
Goldman Sachs Specialty Lending Holdings, Inc.	Delaware
Goldman Sachs Holdings ANZ Pty Limited	Australia
GS HLDGS ANZ II Pty Ltd	Australia
Goldman Sachs Australia Group Holdings Pty Ltd	Australia
Goldman Sachs Australia Pty Ltd	Australia
Archon International Inc.	Delaware
Archon Group Deutschland GMBH	Germany
Goldman Sachs Private Equity Group Master Fund I, LLC	Delaware